As filed with the Securities and Exchange Commission on February 25, 2020.
===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12


                    FIRST TRUST HIGH INCOME LONG/SHORT FUND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

                    FIRST TRUST HIGH INCOME LONG/SHORT FUND

                                                               February 25, 2020


Dear Shareholder:

As you know, the First Trust High Income Long/Short Fund (the "Fund") will hold its Annual Meeting of Shareholders on Monday, March 9, 2020. Your fund is under attack by an activist investor seeking a short-term benefit at your expense.

If you have not already done so, please take a few minutes TODAY to vote your shares AGAINST the activist shareholder proposal submitted by Dolphin Limited Partnership I, L.P. ("Dolphin"), which THE BOARD OF TRUSTEES (THE "BOARD") UNANIMOUSLY OPPOSES. Please keep in mind the following.

THE FUND HAS DELIVERED STRONG PERFORMANCE. The Fund has delivered HIGHER TOTAL RETURNS on a market value and net asset value return basis compared to its benchmark, the Broadridge peers and the Morningstar category average for EACH OF the trailing three months, year-to-date, twelve months, and five year periods as of October 31, 2019. For the trailing three year period ended October 31, 2019, the Fund has also delivered HIGHER TOTAL RETURNS on a market value return basis against its benchmark, the Broadridge peers and the Morningstar category average, and has delivered HIGHER TOTAL RETURNS on a net asset value return basis against the benchmark and the Morningstar category average.

DOLPHIN IS AN ACTIVIST INVESTOR TRYING TO MATERIALLY ALTER YOUR INVESTMENT. Since becoming a shareholder of the Fund, Dolphin has taken every opportunity to engage in activist tactics to alter the Fund's structure for its short-term benefit. Do not be misled by Dolphin in thinking that Dolphin acts to benefit all shareholders. In reality, Dolphin seeks to advance its own activist agenda at the expense of long-term shareholders. These types of activist investor tactics have been criticized by an SEC Commissioner and Rep. Gregory Meeks, who said in a recent congressional meeting:(1)

            "[What] . . . is most troubling about this is that closed-end funds ordinarily are held by ... 'buy-and-hold, mom-and-pop' investors who bought the fund on the understanding that it wouldn't be attacked in just this way." - SEC Commissioner Robert Jackson Jr. (now former SEC Commissioner)

            ". . . [T]he growing practice of activist hedge funds attacking closed-end funds ... [is] . . . not about improving governance, but rather about coercing closed-end funds that cannot adequately protect themselves."- Rep. Gregory Meeks, D-NY


DO NOT LET DOLPHIN HIJACK YOUR FUND TO ADVANCE ITS OWN ACTIVIST AGENDA. YOUR BOARD WILL CONTINUE TO FIGHT FOR THE BEST INTERESTS OF THE FUND. HELP US PROTECT THE FUND AND YOUR INVESTMENT, AND VOTE AGAINST DOLPHIN'S PROPOSAL.

In order to protect your investment and send a strong message to Dolphin, vote against Dolphin's proposal, if you have not already done so, by signing, dating and mailing the enclosed proxy card, or by voting by telephone or through the Internet TODAY. If you have already voted against Dolphin's proposal, you do not need to send in another proxy card. Your vote must be received before March 9, 2020 or it will not be counted.

Thank you for your continued support.


                                        Sincerely,

                                        FIRST TRUST HIGH INCOME LONG/SHORT FUND

                                        /s/ James A. Bowen

                                        James A. Bowen
                                        Chairman of the Board


--------------------
(1) These statements were given at the House Financial Services Committee Meeting on SEC oversight on September 24, 2019.